Exhibit 99.2

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Financial Statements

On April 8, 2011, Mobivity Holdings Corp. a Nevada corporation formerly known as CommerceTel Corporation (the “Company”) and its wholly owned subsidiary, CommerceTel, Inc. (“CTel”), entered into an acquisition agreement, effective as of April 1, 2011 (the “Agreement”), with Mobile Visions Inc., Mobivity, LLC (“Mobivity”) and the controlling owners of these two entities.  Under the terms of the Agreement, the Company acquired from Mobivity, LLC and Mobile Visions, Inc. their Mobivity interactive mobile marketing platform and services business.

The aggregate purchase price for the acquisition was 1,000,000 shares of common stock of the Company (the “Shares”), $64,969 in cash paid at the closing of the transaction and the issuance by the Company to Mobivity of a secured subordinated promissory note in the principal amount of $606,064.  The promissory note earns interest at 6.25% per annum; is payable in six quarterly installments of $105,526 (inclusive of interest) starting May 1, 2011; matures on August 1, 2012; is secured by the acquired assets of the Mobivity business; and is subordinated to the Company’s obligations under its outstanding 10% Senior Secured Convertible Bridge Notes Due November 3, 2011.

The acquisition has been accounted for as a business combination and the Company valued all assets and liabilities acquired at their fair values on the date of acquisition. Accordingly, the assets and liabilities of the acquired entity were recorded at their estimated fair values at the date of the acquisition.

The allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Customer relationships	$814,000
Trade name	65,000
Technology	217,000
Non-competition agreement	5,000
Goodwill	2,690,033
Total purchase price	$3,791,033

The purchase price consists of the following:

Cash	$64,969
Notes payable	606,064
Shares issued	3,120,000
Total purchase price	$3,791,033

The following unaudited pro forma consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase.

The unaudited pro forma consolidated balance sheet as of December 31, 2010, and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2010, are presented herein. The unaudited pro forma consolidated balance sheet was prepared using the historical balance sheets of the Company and Mobivity as of December 31, 2010. The unaudited pro forma consolidated statement of operations was prepared using the historical statements of operations of the Company and Mobivity for the year ended December 31, 2010.

The unaudited pro forma consolidated balance sheet gives effect to the acquisition as if it had been completed on December 31, 2010, and consolidates the unaudited balance sheets of the Company and the assets and liabilities acquired from Mobivity. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2010, gives effect to the acquisition as if it had occurred on January 1, 2010.

The unaudited pro forma consolidated financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma consolidated financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations actually would have been if the events described above occurred as of the dates indicated or what such financial position or results would be for any future periods. The pro forma information does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such cost savings or synergies.  No assurance can be given that cost savings or synergies will be realized.  The unaudited pro forma consolidated financial statements, and the accompanying notes, are based upon the respective historical consolidated financial statements of the Company and Mobivity, and should be read in conjunction with the Company’s historical financial statements and related notes, the Company’s "Management's Discussion and Analysis of Financial Condition and Results of Operation" contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and 2011, and Mobivity’s financial statements presented as Exhibit 99.1 to this Current Report Form 8K/A.

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Balance Sheet
As of December 31, 2010

	Historical
	Mobivity Holdings Corp.	Mobile Visions, Inc.	Pro Forma Adjustments		Pro Forma

Current assets
Cash	$373,439	$6,945	$(71,914)	(a)	$308,470
Accounts receivable	49,215	12,417	(12,417)	(b)	49,215
Other current assets	68,030	-	-		68,030
Total current assets	490,684	19,362	(84,331)		425,715

Equipment, net	1,609	5,993	(5,993)	(b)	1,609
Goodwill	-	-	2,690,033	(c)	2,690,033
Intangible assets, net	-	24,625	1,076,375	(d)	1,101,000
Other assets	46,317	-	-		46,317
Total Assets	$538,610	$49,980	$3,676,084		$4,264,674

Current liabilities
Accounts payable	$151,943	$88,180	$(88,180)	(b)	$151,943
Accrued interest	37,901	13,775	(13,775)	(b)	37,901
Accrued and deferred personnel compensation	119,641	-	-		119,641
Deferred revenue and customer deposits	233,318	4,692	(4,692)	(b)	233,318
Notes payable, net of discount	803,156	-	606,064	(e)	1,409,220
Derivative liabilities	334,478	-	-		334,478
Other current liabilities	69,142	-	-		69,142
Total current liabilities	1,749,579	106,647	499,417		2,355,643

Non-current liabilities
Notes payable - related parties	-	64,000	(64,000)	(b)	-
Total non-current liabilities	-	64,000	(64,000)		-
Total liabilities	1,749,579	170,647	435,417		2,355,643

Stockholders' equity (deficit)
Common stock	17,700	-	1,000	(f)	18,700
Additional paid-in capital	6,945,584	-	3,119,000	(f)	10,064,584
Accumulated deficit	(8,174,253)	(120,667)	120,667	(b)	(8,174,253)
Total stockholders' equity (deficit)	(1,210,969)	(120,667)	3,240,667		1,909,031
Total liabilities and stockholders' equity (deficit)	$538,610	$49,980	$3,676,084		$4,264,674

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Mobivity Holdings Corp.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2010

	Historical
	Mobivity Holdings Corp.	Mobile Visions, Inc.	Pro Forma Adjustments		Pro Forma
Revenues

Revenues	$919,216	$673,618	$-		$1,592,834
Cost of revenues	417,870	243,564	-		661,434
Gross margin	501,346	430,054	-		931,400

Operating expenses
General & administrative	1,163,479	428,755	-		1,592,234
Sales & marketing	225,783	-	-		225,783
Engineering, research, & development	405,819	-	-		405,819
Depreciation & amortization	-	5,464	215,736	(g),(h)	221,200
Total operating expenses	1,795,081	434,219	215,736		2,445,036

Income/(Loss) from operations	(1,293,735)	(4,165)	(215,736)		(1,513,636)

Other income/(expense)
Interest expense	(120,388)	(4,000)	(20,398)	(i),(j)	(144,786)
Change in fair market value of derivative liabilities	(14,861)	-	-		(14,861)
Gain on debt extinguishment	199,401	-	-		199,401
Total other income/(expense)	64,152	(4,000)	(20,398)		39,754

Income tax benefit/(expense)	-	-	-		-

Net income/(loss)	$(1,229,583)	$(8,165)	$(236,134)		$(1,473,882)

Net loss per share - basic and diluted	$(0.14)				$(0.15)

Weighted average number of shares during the period - basic and diluted	$8,950,585		1,000,000	(k)	9,950,585

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

Mobivity Holdings Corp.
Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1.  Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of operations and financial position of the Company and Mobivity on a combined basis based on the historical financial information of each company and after giving effect to the acquisition of Mobivity by the Company. The acquisition was recorded using the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of December 30, 2010 combines the historical results for the Company and Mobivity as of December 31, 2010, as if the acquisition had occurred on December 31, 2010. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 combines the historical results for the Company and Mobivity for the twelve months ended December 31, 2010, as if the acquisition had occurred on January 1, 2010.

Note 2.  Pro Forma Adjustments

There were no inter-company balances and transactions between the  Company and the Mobivity as of the dates and for the periods of these pro forma combined financial statements.

The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a) Represents the $64,969 cash paid at closing of the acquisition plus the cash not acquired.
(b) Represents elimination of the assets, liabilities and equity that were not acquired in the transaction.
(c) To reflect the estimated amount of goodwill resulting from the excess of the purchase price over the fair value of net tangible and identifiable intangible assets acquired.
(d) To reflect the estimated fair value of identifiable intangible assets acquired in the acquisition net of intangible assets not acquired.
(e) Represents the secured subordinated promissory note of $606,064 issued in connection with the acquisition.
(f) To reflect the common stock issued as consideration in the acquisition of Mobile Visions, Inc.
(g)  Represents the elimination of depreciation and amortization expense of $3,089 and $2,375, respectively, within the Mobile Visions, Inc. historical financial statements for the year ended December 31, 2010.

(h)  Represents the amortization of $221,200, related to the fair value of amortizable identifiable intangible assets acquired in the transaction, as if the acquisition had been completed on January 1, 2010.
(i)  Represents the elimination of interest expense of $4,000, within Mobile Visions, Inc. historical financial statement for the year ended December 31, 2010.
(j)   Represents interest expense as if the notes payable issued in the transaction were issued January 1, 2010.
(k)  To reflect the issuance of 1,000,000 shares of common stock on the date of acquisition (See Note 3).

Note 3.  Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share are based on the number shares of the Company’s’ common stock issued and outstanding during the period, and assumes the 1,000,000 shares of common stock issued in the acquisition were issued as of January 1, 2010.